Exhibit 10.3
Dated 10 March 2006
(1)	BOOKHAM TECHNOLOGY PLC

(2)	COLERIDGE (NO. 45) LIMITED

(3)	BOOKHAM, INC.

AGREEMENT FOR SALE AND LEASEBACK
relating to the property known as Caswell, Towcester,
Northamptonshire NN12 8EQ

LONDON

i

CONTENTS

Clause		Page
	13.3 No merger	8
14.	Notices	8
15.	Law and jurisdiction	8
16.	Contract (Rights of Third Parties) Act 1999	8

Schedules

1.	Agreed form of Transfer
2.	Agreed form of Lease
3.	Agreed form of Pre-emption Agreement
4.	Documents affecting the Property
5.	List of Included Fixtures and Fittings
ii

THIS AGREEMENT FOR SALE is dated 10 March 2006 and made between:
(1)	BOOKHAM TECHNOLOGY PLC (registered number 2298887) whose registered office is at Caswell, Towcester, Northamptonshire NN12 8EQ;

(2)	COLERIDGE (NO. 45) LIMITED (registered number 5732931) whose registered office is at Europa House, 20 Esplanade, Scarborough, North Yorkshire YO11 2AA;

(3)	BOOKHAM, INC. (a company incorporated in the State of Delaware with organisational identification number 3822373) whose registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA.
IT IS AGREED that:
1.	DEFINITIONS AND INTERPRETATION

1.1	Defined terms

In this Agreement, the following words and expressions mean:

“1994 Act” means the Law of Property (Miscellaneous Provisions) Act 1994;

“2002 Act” means the Land Registration Act 2002;

“Buyer” means the second party to this Agreement and shall not include successors in title or those deriving title from that party;

“Buyer’s Solicitors” means Shepherd & Wedderburn of 12 Arthur Street, London EC4R 9AB (Ref: A1808.228/SJH);

“Contractual Completion Date” means 30 March 2006 and the reference to 20 working days in Standard Condition 6.1.1. shall be amended accordingly;

“Date of Actual Completion” means the date on which completion of the Transfer takes place;

“Deposit” means One million three hundred and seventy five thousand pounds (£1,375,000);

“Documents” means the deeds and documents details of which are set out in Schedule 4 (Documents affecting the Property);

“Excluded Assets” means all plant and machinery and assets of the Seller and all other items which are located at in or on the Property at the date hereof regardless of the extent to which they are physically affixed, attached or otherwise installed at the Property save for the Included Fixtures and Fittings;

“Guarantor” means the third party to this Agreement and shall not include successors in title or those deriving title from that party;

“Included Fixtures and Fittings” means those items specified in Schedule 5 insofar as they exist at the date hereof;

“Incumbrances” means the covenants, restrictions, stipulations and other matters contained or referred to in the Title or the Documents, other than any mortgage or legal charge;

“Lease” means a lease of the Property agreed to be granted by the Buyer and accepted by the Seller in the form of the draft lease annexed at Schedule 2;

“Plan” means the plan annexed to this Agreement;

“Pre-emption Agreement” means the pre-emption agreement between the Buyer and the Seller in the agreed form attached at Schedule 3 (Agreed form of Pre-emption Agreement);

“Property” means the freehold property registered with title absolute at Land Registry under title number NN184271 known as Caswell, Towcester, Northamptonshire NN12 8EQ but for the avoidance of doubt excludes the Excluded Assets;

“Purchase Price” means thirteen million seven hundred and fifty thousand pounds (£13,750,000) exclusive of VAT;

“Rent Commencement Date” means the Date of Actual Completion;

“Seller” means the first party to this Agreement and shall include successors in title or those deriving title from that party;

“Seller’s Solicitors” means Mayer, Brown, Rowe & Maw LLP of 11 Pilgrim Street, London EC4V 6RW (Ref: 20947/05095306);

“Seller’s Solicitors’ Bank” means The Royal Bank of Scotland plc, London Blackfriars Branch, 36-37 New Bridge Street, London EC4V 6BJ (Sort Code 16-00-19, Mayer, Brown, Rowe & Maw LLP Client Account No. 12311038);

“Standard Conditions” means the Standard Commercial Property Conditions (Second Edition);

“Term” means the term of years to be granted by the Lease;

“Term Commencement Date” means the Date of Actual Completion;

“Title” means an official copy of the register and tile plan to the Property as at 2 September 2005 and full copies of any documents noted on the register, other than any mortgage or legal charge;

“Transfer” means the transfer of the Property in the form annexed at Schedule 1; and

“VAT” means value added tax as referred to in the Value Added Tax Act 1994.

1.2	Interpretation

In this Agreement, unless the context requires otherwise, any reference to:

(a)	a Clause or Schedule is to a clause or a schedule to this Agreement and headings to the clauses and schedules of this Agreement do not affect its interpretation and are for guidance only;

(b)	an enactment includes any consolidation, re-enactment or modification of the same and any subordinate legislation in force under the same;

(c)	an indemnity given by the Buyer is an indemnity given on a full indemnity basis against all losses, costs and expenses incurred by the Seller and/or all demands, actions, proceedings and claims made against the Seller; and

(d)	the Property includes each and every part of the Property.
2.	PROPERTY AND PRICE

2.1	Agreement for sale and leaseback
(a)	The Seller shall sell and the Buyer shall buy the Property at the Purchase Price upon the terms of this Agreement. The sale includes the Included Fixtures and Fittings which shall pass by delivery on the Date of Actual Completion to the Buyer but excludes the Excluded Assets (which for the avoidance of doubt the Buyer and the Seller agree are chattels and shall remain in the ownership of the Seller absolutely).

(b)	The Buyer has agreed to grant and the Seller and Guarantor have agreed to accept and execute a counterpart of the Lease for the Term in accordance with clauses 9-12 (inclusive) of this Agreement.

(c)	The Buyer and Seller have also agreed to enter into the Pre-emption Agreement simultaneously with the completion of the Transfer in accordance with Clause 4.1 (Date of completion).
2.2	Value Added Tax

Standard Condition A1 (VAT: standard rate) is included in this Agreement.

3.	DEPOSIT

3.1	Payment of Deposit

The Deposit has been paid to the Seller’s Solicitors as stakeholder by direct credit to the Seller’s Solicitors Bank, a banker’s draft or by cheque drawn on a Solicitor’s Client Bank Account.

3.2	Deposit due

If no deposit has been paid upon exchange then the sum which represents 10% of the Purchase Price will at all times remain due to the Seller. If the Deposit which is paid upon exchange is less than 10% of the Purchase Price then the balance of 10% outstanding will at all times remain due to the Seller. In the event of the rescission of this Agreement by the Seller, or the failure to complete this Agreement due to the default of the Buyer, such sum or balance will become a debt due to the Seller by the Buyer, payable on demand.

4.	COMPLETION

4.1	Date of completion

Completion of the Transfer and Pre-emption Agreement shall take place on the Contractual Completion Date at the offices of the Seller’s Solicitors.

4.2	Payment of completion monies
(a)	The correct completion monies, including any interest and other sums payable under this Agreement shall be paid by direct credit to the Seller’s Solicitors’ Bank.

(b)	The Seller shall not be bound to complete until it has received payment of all amounts due by the Buyer to the Seller pursuant to this Agreement.
5.	CAPACITY AND COVENANTS FOR TITLE

5.1	Covenants for title

The Seller sells the Property and the Included Fixtures and Fittings with full title guarantee with the modifications set out below.

5.2	s2(1)(b)

s2(1)(b) 1994 Act shall apply as if the words “will at the cost of the person to whom the disposition is made” were substituted for the words “will at its own cost”.

5.3	s6(2)(a)

For the purposes of s6(2)(a) 1994 Act, all matters at the date of this Agreement recorded in registers open to public inspection are to be considered within the actual knowledge of the Buyer.

5.4	Warranty

The Seller warrants and represents that it owns the Included Fixtures and Fittings and that such Fixtures and Fittings are not subject to any lien (legal or equitable), charge or subject to any other financial payment or loan.

6.	TITLE

6.1	Deduction of Title

Title having been deduced and copies of the Documents having been supplied to the Buyer’s Solicitors, the Buyer is deemed to purchase the Property with full knowledge of the Title and the Documents and with notice of any matter contained or referred to therein. The Buyer shall not raise any requisitions or enquiries in respect of the Title or the Documents save in relation to the usual pre-completion searches which a prudent buyer would carry out.

6.2	Incumbrances

The Property is sold subject to and, if applicable, with the benefit of the Incumbrances.

6.3	Matters affecting the Property

The Property is sold subject to such of the following matters as relate to the Property:
(a)	all local land charges registered before the date of this Agreement, and all matters capable of registration as local land charges;

(b)	all notices served and orders, demands, proposals or requirements made by any local, public or other competent authority before the date of this Agreement;

(c)	all unregistered interests which override registered dispositions as defined by Schedule 3, 2002 Act and any interest preserved by the transitional provisions of Schedule 12, 2002 Act to the extent and for so long as any interest is so preserved; and

(d)	all actual or proposed orders, directions, notices, charges, restrictions, conditions, agreements or other matters arising under any town and country planning or highways legislation and the Buyer having or being deemed to have notice of all such matters shall not be entitled to raise any requisition or objection to them.

6.4	Warranty

The Seller warrants and represents that it has disclosed all matters referred to within Clause 6.3 of which it is aware.

7.	TRANSFER AND PRE-EMPTION AGREEMENT

7.1	Transfer

The transfer of the Property to the Buyer shall be in the form of the Transfer.

7.2	Engrossments

Engrossments of the Transfer and Pre-emption Agreement shall be prepared by the Seller’s Solicitors in duplicate and shall be executed and delivered by the Buyer to the Seller’s Solicitors at least two working days before the Contractual Completion Date.

7.3	Registration of Transfer

Within 30 days after the Date of Actual Completion the Buyer shall make an application to Land Registry for registration of the Transfer and on completion of such registration shall provide the Seller with copies of the title information document and title plan for the Property.

7.4	Registration of Agreed Notice

The Buyer agrees to the registration of a notice at the Land Registry against the registered title to the Property in respect of the Pre-emption Agreement in a form approved by the Buyer (acting reasonably). The Buyer shall not raise any objection to such registration and will take all reasonable steps at its own cost to assist the Seller in procuring such registration including replying promptly to any requisitions raised by Land Registry in respect of the registration application.

8.	STANDARD CONDITIONS OF SALE

The Standard Conditions form part of this Agreement so far as they are applicable to a sale by private treaty and are not inconsistent with the other terms of this Agreement save that:
(a)	“contract rate” means an annual rate of 4% above the base lending rate of the Royal Bank of Scotland plc for the time being in force calculated on a daily basis;

(b)	Standard Conditions 3.1.3, 6.1.2, 6.4.2 and 6.6.2 do not apply;

(c)	in Standard Conditions 1.3.5(b), 1.3.7(a) and 1.3.7(b) the references to 4.00 p.m. are deleted and a reference to 5.00 p.m. is substituted therefor, and the following further provision is added to Standard Condition 1.3.7:

“(f) by hand: on delivery.”;
(d)	Standard Conditions 1.3.5(a), 1.3.5(c), 1.3.7.(c) and 1.3.7.(e) shall be deleted and the following shall be added as Standard Condition 1.3.9:

“Service of notice through document exchange or by email shall not be a valid method of service under this Agreement.”;

(e)	in Standard Condition 7.1.2(a) the word “reasonably” shall be inserted after “do everything”;

(f)	Standard Condition 8.3 shall not apply to uniform business rates, sewerage rates and water rates;

(g)	in Standard Condition 8.3.2 the words “or the seller exercises its option in Condition 9.3.4” shall be deleted;

(h)	in Standard Condition 8.4 the words: "(d) any other sums payable upon completion in accordance with this Agreement.”;
are added at the end;

(i)	in Standard Condition 9.1.1 the words “the negotiations leading to it” shall be deleted and there shall be substituted the words “a written reply by the seller’s conveyancers to a written enquiry by the buyer’s conveyancers”;

(j)	in Standard Condition 9.1.2 the words “or value” shall be deleted;

(k)	in Standard Condition 9.3.2 the words “but ignoring any period during which the seller was in default” shall be deleted and there shall be added at the end “and shall be compounded quarterly”;

(l)	Standard Condition 9.3.4 shall be deleted and replaced by the following:

“The seller shall be entitled to income from the property as well as compensation under Condition 9.3.1.”;

(m)	For the purposes of Standard Condition B3.1 the parties agree that the amount of the Purchase Price apportioned to plant and machinery at the Property for the purposes of the Capital Allowances Act 2001 is £1.
9.	GRANT OF LEASE

9.1	To grant the Lease

Subject to the provisions of clause 10, the Buyer shall grant the Lease and the Seller and Guarantor shall accept and execute a counterpart of the Lease for the Term.

9.2	Form of the Lease

The Term Commencement Date and the Rent Commencement Date shall be inserted in the engrossments of the Lease and counterpart Lease on completion.

10.	COMPLETION OF LEASE

10.1	Conditions for Completion

Completion of the Lease is conditional upon the completion of the Transfer and Pre-emption Agreement.

10.2	Completion Date

Subject to clause 10.1 the grant of the Lease shall be completed at the offices of the Buyer’s Solicitors on the Contractual Completion Date.

11.	TITLE TO GRANT LEASE

The right of the Buyer to grant the Lease following completion of the Transfer is accepted by the Seller and the Guarantor and the Buyer shall not be required to deduce title nor reply to any enquiries or requisitions on that title.

12.	REGISTRATION

Within 30 days after the date of completion of the Lease the Seller shall make an application to the Land Registry for registration of the Lease and as soon as reasonably practicable following completion of such registration provide the Buyer with a copy of the title information document for the registered title for the Lease.

13.	EFFECT OF THIS AGREEMENT

13.1	Representations

The Buyer acknowledges that it has inspected the Property and purchases it with full knowledge of its actual state and condition and shall take the Property as it stands and that in entering into this Agreement it places no reliance on any representation or warranty relating to the Property other than those, if any, which may have been given by the Seller’s Solicitors in written or e-mailed reply to any written or e-mailed enquiry made by the Buyer’s Solicitors prior to the date of this Agreement.

13.2	Entire Agreement

This Agreement represents the entire agreement between the parties relating to the Property. It is not capable of being amended except in writing by or with the specific consent of the parties to this Agreement.

13.3	No merger

Those terms of this Agreement that remain to be performed after the Date of Actual Completion will remain in full force and effect and shall not merge with the Transfer.

14.	NOTICES

Notices shall be served at the address of the relevant party or their solicitors shown at the start of this Agreement or at such other address in the United Kingdom as either party may notify in writing to the other from time to time.

15.	LAW AND JURISDICTION

This Agreement shall be construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any dispute which may arise in connection with this Agreement.

16.	CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

Each party confirms that no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.
EXECUTION:
The parties have shown their acceptance of the terms of this Agreement by executing it below.

SCHEDULE 1
AGREED FORM OF TRANSFER

SCHEDULE 2
AGREED FORM OF LEASE

SCHEDULE 3
AGREED FORM OF PRE-EMPTION AGREEMENT

SCHEDULE 4
DOCUMENTS AFFECTING THE PROPERTY

Date	Document description	Parties
24 February 1969	Deed of easement	(1) The Plessey Group Limited
(2) Frederick Bernard Bolton

SCHEDULE 5
LIST OF INCLUDED FIXTURES AND FITTINGS

EXECUTION:

SIGNED by	/s/ illegible	,	)
a duly authorised signatory for and on			)
behalf of COLERIDGE (NO. 45))
LIMITED			)

SIGNED by S. Abely,	)
Director, duly authorised for and on behalf	) /s/ Stephen Abely
of BOOKHAM TECHNOLOGY PLC	)

SIGNED by S. Abely,	)
Director, duly authorised for and on behalf	) /s/ Stephen Abely
of BOOKHAM, INC